UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): March 28, 2022

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, Pennsylvania 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on March 4, 2022, Lannett Company, Inc. (the “Company”) received notice on March 2, 2022 (the “First Notice”) from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual (the “LCM”) because the Company’s average market capitalization was less than $50 million over a consecutive 30 trading-day period and the most recently reported stockholders’ equity of the Company was also less than $50 million.

Also, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2022 (“March 18, 2022 Form 8-K”), the Company received a second notice on March 14, 2022 (the “Second Notice”) from the NYSE that it was not in compliance with the continued listing standard set forth in Section 802.01C of the LCM because the average closing price of the Company’s Common Stock was less than $1.00 per share over a consecutive 30 trading-day period. Investors should refer to the March 18, 2022 Form 8-K for further details on the Second Notice. The Company notified the NYSE on March 28, 2022 that it intends to cure the deficiency and re-gain compliance.

The Company submitted a plan within 45 days of receipt of the First Notice setting forth definitive action it is and will be taking to bring it into conformity with Section 802.02B of the LCM within 18 months.

On May 26, 2022, the Company received notice from the NYSE that the NYSE has accepted the Company’s plan. The NYSE will be performing quarterly reviews during the 18 months from the Company’s receipt of the First Notice for compliance with the goals and initiatives as outlined in the Company’s plan. Failure to satisfy the requisite goals or initiatives may result in the Company being subject to NYSE trading suspension at that time. The Company is required to achieve the minimum continued listing standards of either average global market capitalization over a consecutive 30 trading-day period of $50 million or total stockholders' equity of $50 million at the completion of the 18-month plan period, and failure to achieve any of the minimum requirements at the end of the 18 month period may result in the Company being suspended by the NYSE, which may make an application to the SEC to delist the Company’s Common Stock.

The First Notice and Second Notice have no immediate impact on the listing of the Company’s Common Stock, which will continue to be listed and traded on the NYSE during the cure period under the trading symbol “LCI,” subject to the Company’s continued compliance with the plan described above and other listing requirements of the NYSE. However, the Common Stock trading symbol will have an added designation of “BC” to indicate that the status of the Common Stock is “below compliance” with the NYSE continued listing standards. The “BC” indicator will be removed at such time as the Company regains compliance.

The First Notice and Second Notice do not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission, and do not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Samuel Israel
Chief Legal Officer and General Counsel
Date: May 31, 2022